                        SCHEDULE  14A  INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                   of 1934
                               (Amendment  No.  )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                      Radiant  Technology  Corporation
-------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

                           Registrant
---------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(j)(2).
[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:Set forth the amount on which the filing fee is calculated and state how it was determined.

     4)  Proposed maximum aggregate value of transaction:


[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:
               _________________________________________
          2)  Form, Schedule or Registration Statement No.:
               _________________________________________
          3)  Filing Party:
               __________________________________________
          4)  Dated  Filed:
               __________________________________________


__________________________
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                       RADIANT TECHNOLOGY CORPORATION
                           1335 South Acacia Avenue
                          Fullerton, California  92831

                               ____________________


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 July 23, 1997
                                  1:00 p.m.

                            ____________________


   Notice is hereby given that the Annual Meeting of Shareholders of Radiant Technology Corporation will be held at 1335 South Acacia Avenue, Fullerton, California 92831, on Thursday, July 23, 1997, at 1:00 p.m. to consider and vote upon:

   1. The election of a Board of Directors consisting of five (5) directors. The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election; and

   2. The transaction of such other business as may properly come before the Annual Meeting.

   The Board of Directors has fixed the close of business on May 29, 1997 as the record date for determination of shareholders entitled to notice of, and to vote, at the Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please mark, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

   Shareholders are cordially invited to attend the meeting in person.
Please indicate on the enclosed proxy whether you plan to attend the meeting. Shareholders may vote in person if they attend the meeting even though they have executed and returned a proxy.

                        By Order of the Board of Directors,


                        /s/ Mercy Gingrich

                            Mercy Gingrich
                            Secretary

Dated:  June 9, 1997

                        RADIANT TECHNOLOGY CORPORATION

                            ____________________

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS

                             ____________________


                                INTRODUCTION

   This Proxy Statement is furnished by the Board of Directors of Radiant Technology Corporation, a California corporation, (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on July 23, 1997 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon the election of five (5) Directors and to consider such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about June 9, 1997.

PERSONS MAKING THE SOLICITATION

   The Proxy is solicited on behalf of the Board of Directors of the Company. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual shareholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

TERMS OF THE PROXY

   The enclosed Proxy indicates the matter to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the shareholder's shares are to be voted with respect to such matter. By appropriately marking the boxes, a shareholder may specify whether the proxies shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxies discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

   If the Proxy is executed properly and is received by the proxies prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a shareholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as directors (see "Matter To Be Acted Upon -- Election of Directors") shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Mercy Gingrich, Secretary, Radiant Technology Corporation, 1335 South Acacia Avenue, Fullerton, California 92831, by attending the meeting and electing to vote in person, or by a duly executed proxy bearing a later date.

                      VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

   The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of the Company's common stock, no par value per share. The close of business on May 29, 1997 has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 1,867,638 issued and outstanding shares of the Company's common stock to vote at the Annual Meeting and approximately 419 holders of record of the Company's common stock.

CUMULATIVE VOTING

   Each shareholder of record as of the record date will be entitled to one vote for each share of the Company's common stock held as of the record date. Cumulative voting is permitted in the election of directors. Every shareholder complying with certain conditions set forth below may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected (five) multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among the candidates as the shareholder thinks fit. Under California law, a shareholder can cumulate votes only if the candidate's names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to voting of the shareholders' intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

   Discretionary authority to invoke cumulative voting and to cumulate votes represented by Proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named as proxies in the enclosed Proxy to cumulate votes represented by Proxies for individual nominees in accordance with their best judgment allocated among as many of the five nominees of the Board of Directors as possible, unless such authority is withheld as to any nominee. In that event, those votes will be cumulated for the remaining nominees of the Board of Directors.

   If cumulative voting is invoked by any shareholder in accordance with California law, shareholders who attend the meeting and vote in person will be entitled to personally exercise their right to cumulate votes among the nominees for director. However, because a shareholder who votes by Proxy grants the proxies discretionary authority to cumulate votes, the proxies and not the shareholder who has executed a Proxy will have the sole authority to cumulate votes, unless the shareholder revokes the Proxy and votes in person at the meeting.

QUORUM

   The presence at the Annual Meeting of the holders of a number of shares of the Company's common stock and proxies representing the right to vote shares of the Company's common stock in excess of one-half of the number of shares of the Company's common stock outstanding as of the record date will constitute a quorum for transacting business.

                    COMMON STOCK OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information, as of May 29, 1997, with respect to the ownership of the Company's common stock by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) by each director; (iii) by each nominee for director; and (iv) by all officers and directors of the Company as a group.

   Name and Address of         Amount and Nature of            Percent
   Beneficial Owner(1)         Beneficial Ownership(2)         of Class

   Lawrence R. McNamee               983,890(3)                 44.4%
   Joseph S. Romance                 154,329(4)                  8.2%
   Carson T. Richert                 177,587                     9.5%
   Peter D. Bundy                     10,000(5)                  0.5%
   Robert B. Thompson                 10,000(5)                  0.5%
   Raymond Kruzek                    122,813                     6.6%
   Roger Horsburgh                   147,813(6)                  7.8%
   Mercy Gingrich                    140,286(7)                  7.4%
   All Directors and Officers
   as a group (7 persons)          1,746,718(8)                 76.3%
_______________

(1) The address of each named person is 1335 South Acacia Avenue, Fullerton, California 92831.

(2) Unless otherwise indicated, each person has sole voting and investment power over the common stock shown as beneficially owned, subject to community property laws where applicable and the information contained in footnotes to this table.

(3) Includes 346,666 shares issuable pursuant to stock options all of which are currently exercisable.

(4) Includes 138,434 shares held in joint tenancy in a living trust with his wife, over which Mr. Romance may be deemed to have shared investment power, an aggregate of 5,895 shares owned by his immediate family, and 10,000 shares issuable pursuant to presently exercisable stock options.

(5) Includes 10,000 shares issuable pursuant to presently exercisable stock options.

(6) Includes 25,000 shares issuable pursuant to presently exercisable stock options.

(7) Includes 30,000 shares issuable pursuant to presently exercisable stock options.

(8) Includes 421,666 shares issuable pursuant to presently exercisable stock options.

   Since the beginning of the Company's last fiscal year, a change in control of the Company has occurred. As a part of the Company's plan of reorganization, upon the Company's emergence from bankruptcy in February 1996, (i) the Company's common stock outstanding at the time of the bankruptcy were diluted on a 1 for 30 basis, (ii) 380,818 and 571,277 shares of the Company's common stock were issued to Lawrence R. McNamee and Operation Phoenix, respectively in satisfaction of $150,000 and $200,000 loans made by them, respectively, to the Company and (iii) employees who volunteered labor between January and April 1995 were issued 380,818 shares of the Company's common stock. Operation Phoenix is a partnership of which directors, officers and employees of the Company and an outside investor were partners.

                         MATTERS TO BE ACTED UPON

ITEM 1:  ELECTION OF DIRECTORS

DIRECTORS

   The Company's Bylaws give the Board the power to set the number of directors at no less than three nor more than seven. The size of the Company's Board is currently set at five. The directors so elected will serve until the next Annual Meeting of Shareholders. Five (5) directors are to be elected at the Annual Meeting to be held on July 23, 1997. All of the nominees are currently directors of the Company. The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.

   The following table sets forth the name and age of each nominee for director, the year he was first elected a director and his position(s) with the Company.



NAME                 AGE  DIRECTOR SINCE       POSITION(S) HELD
----                 ---  --------------       ----------------
Lawrence R. McNamee  65        1991            Chairman of the Board and
                                               Chief Executive Officer
Carson T. Richert    57        1972            President and Director
Joseph S. Romance    65        1972            Director
Peter Bundy          64        1995            Director
Robert B. Thompson   60        1996            Director

   LAWRENCE MCNAMEE joined the Company in September 1990 and was elected Chairman of the Board of Directors in March 1991. Mr. McNamee has 14 years prior experience in working as a consultant with companies in turnaround management.

   CARSON T. RICHERT was a founder of the Company and has been a director since its incorporation in 1972. Mr. Richert was Vice President - Marketing of the Company from 1972 until 1981 when he was elected Executive Vice President. Mr. Richert was elected President in August 1990. Carson T. Richert and Joseph S. Romance are first cousins.

   JOSEPH S. ROMANCE was a founder of the Company and was the Chairman of the Board of Directors from the Company's incorporation 1972 until March of 1991. From 1972 to October 1980 and again from July 1981 to February 1988, he also served as President. Joseph S. Romance and Carson T. Richert are first cousins.

   PETER D. BUNDY was elected to the Board of Directors in January 1995.
Mr. Bundy is an investor and consultant. His expertise is in marketing. He was a partner with Howard Hirsh Group, a designer and manufacturer of several apparel lines. Prior to that he was a Vice President of Associated Department Stores.

   ROBERT B. THOMPSON was elected to the Board of Directors in July 1996. Mr. Thompson is Vice Chairman and a Director of InspecTech, Inc., a company engaged in the business of providing and franchising building inspection services in connection with the transfer of real property. Mr. Thompson is also an investor and consultant with expertise in the banking industry. Mr. Thompson has previously served as President of Western Federal Bank in California.

   The executive officers of the Company as of May 29, 1997 who are not also a directors are as follows:

   MERCY GINGRICH, the Secretary of the Company, age 55, who has been the Secretary of the Company since September 1990. Ms. Gingrich joined the Company in June 1990 and has held positions of Administrative Assistant and Director of Human Resources within the Company.

   ROGER T. HORSBURGH, the Controller of the Company, age 57, joined the Company in March 1993. Previously he was a consultant to several businesses providing accounting services. Prior thereto, Mr. Horsburgh was Director of Finance for Irvin Industries from 1990 to 1992 with full financial responsibilities. From 1972 through 1989, Mr. Horsburgh was Controller for Edcliff Industries where he was responsible for preparing financial reports for commercial and government contracts.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

   During the fiscal year ended September 30, 1996, there were four meetings of the Board of Directors. No director was absent from more than one meeting. In addition, a number of actions were taken with the unanimous written consent of the directors. The Board of Directors does not have a standing nominating committee. Nominating functions are performed by the entire Board of Directors. Joseph S. Romance and Peter D. Bundy, the Company's two outside directors, serve on the Company's audit committee and compensation committee. Both committee members attended the one compensation and audit committee meeting held during the fiscal year ended September 30, 1996.

               EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

   The following table sets forth the compensation (cash and non cash), for the Chief Executive Officer and all the executive officers who earned in excess of $100,000 per annum during any of the Company's last three fiscal years.



                                                                 Long-Term
                                      Annual Compensation   Compensation Awards
                                     --------------------   --------------------
                                                                   Securities
                                                               Res Underlying
                                                              Stock  Stock
Name and               Fiscal                 Other Annual   Awards Options    LTIP      All Other
Principal Position      Year  Salary Bonus($) Compensation($)  ($)    (#)    Payouts($) Compensation
---------------------  ------ ------ -------- --------------- ----   ----    ---------- ------------

Lawrence R. McNamee     1996 $98,800   -       $4,090(1)       -       -        -            -
  Chairman of the Board 1995 $98,800   -        -              -       -        -            -
  and Chief Executive   1994 $61,700   -        -              -       -        -            -
  Officer




_______________

(1) Other compensation consists of 113,598 shares of common stock issued in accordance with the Company's plan of reorganization at a value of $.036 per share for unpaid wages.

1991 NONSTATUTORY STOCK OPTION PLAN

   On April 30, 1991, the Company adopted the 1991 Incentive Stock Option Plan and the 1991 Non Statutory Stock Option Plan (together the "1991 Plan") which provides for the granting of (i) incentive stock options pursuant to section 422A of the Internal Revenue Code of 1986, as amended, to key employees and (ii) nonstatutory stock options to key employees, directors and consultants to the Company. Under the 1991 Plan, options for up to 1,000,000 shares may be granted.

   Under the 1991 plan, the following options which were previously granted to officers and directors remain outstanding and are currently exercisable:

      Officers          Shares       Price       Expire
      --------          ------       -----       ------
      Mercy Gingrich    10,000       $.375       12/97
                        10,000       $.3125       2/98
                        10,000       $.0625      12/00
      Roger Horsburgh   25,000       $.3125       2/98


   The 1991 Plan is administered by the Board of Directors or by a committee appointed by the Board, which determines the terms of options granted, including the exercise price, the number of shares subject to the options, and the terms and conditions of exercise. No option granted under the 1991 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee and only by such optionee.

   The exercise price of all stock options granted under the 1991 Plan must be at least equal to the fair market value of such shares on the date of the grant, and the maximum term of each option may not exceed ten years. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any stock option must be not less than 110% of the fair market value on the date of the grant and the maximum term of such option may not exceed five years.

OPTION GRANTS

   During fiscal 1995, each of the Company's three outside directors were granted options to purchase 20,000 shares of common stock of the Company at an exercise price equal to $.48 per share, the fair market value of the shares on the date of the option grant. One-half of the options became exercisable immediately and the remaining one-half of the options become exercisable on September 30, 1997.

OPTION EXERCISE AND FISCAL YEAR-END VALUES

            AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                AND OPTION VALUES AT SEPTEMBER 30, 1996

                                                     Number of
                                               Securities Underlying         Value of Unexercised
                                               Unexercised Options        "In-the-Money" Options at
                                              at September 1996(#)           September 1996($)(1)
                                              ------------------------- ----------------------------
              Shares Acquired on    Value
Name          Exercise (Shares)   Realized($) Exercisable Unexercisable Exercisable(2) Unexercisable
----          -----------------   ----------- ----------- ------------- -------------- -------------
Lawrence R. McNamee -                 -         346,666           -        $166,400           -

____________________

(1) Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

(2) The fair market value of unexercised "in-the-money" options was based on trading prices for the Company's shares at September 30, 1996. The Company's common stock is thinly traded and it is not possible to determine the accuracy of this fair market value projection.

DIRECTOR COMPENSATION

   Directors who are not directly employed by the Company receive a fee of $250 quarterly for their attendance at board meetings. All directors are reimbursed for expenses connected with attendance at the meetings of the Board of Directors.

EMPLOYMENT AGREEMENT

   Lawrence R. McNamee is employed under a renewable one year employment agreement commencing January 1, 1991 pursuant to which he is entitled to earn an annual salary of $156,000. Pursuant to the Employment Agreement, Mr. McNamee was granted options to purchase 275,350 shares which aggregated 10% of the outstanding shares of the Company's common stock. The option price varied according to the date of grant. All of the options granted pursuant to the Employment Agreement expired without exercise on various dates during calendar year 1996.

OTHER MANAGEMENT TRANSACTIONS WITH THE COMPANY

   In April 1994, Lawrence R. McNamee and Operation Phoenix, a partnership of which directors, officers and employees and an outside investor were partners, loaned the Company $150,000 and $200,000, respectively, bearing interest at the rate of 10% per annum due in June 1995. As a part of the Company's reorganization, these loans were converted to common stock. On February 20, 1996, upon conversion of the loan, the Company issued 380,818 shares to Mr. McNamee and 571,277 shares to the participants in Operation Phoenix, some of whom were directors and/or officers of the Company.

   REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

   The executive compensation philosophy of the Company is to (i) attract and retain qualified management to run the business efficiently and guide the Company's growth in both existing and new markets throughout the country,
(ii) establish a link between management compensation and the achievement of the Company's annual and long-term performance goals, and (iii) recognize and reward individual initiative and achievement.

BASE SALARIES

   Base salaries for new management employees are based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent, which is measured in terms of executive compensation offered by comparable companies in related businesses.

STOCK OPTIONS

   The Company has granted stock options to its Chief Executive Officer as part of his employment agreement. The option exercise prices were equal to the fair market value of the Company's common stock on the grant date and the options are fully vested. The exercise price of the options was subsequently adjusted as described under the caption "Employment Agreement" above. No options have been exercised to date. Because the amount of compensation which will be realized from these options is directly related to the price of the Company's stock, this form of compensation is directly related to the performance of the Company and the results of its operations.

CONCLUSION

   Through the option described above, a significant portion of the Company's Chief Executive Officer's compensation is linked directly to Company performance. The Compensation Committee will continually review all compensation practices and make changes as appropriate.

                                  Sincerely,


                                  Joseph S. Romance
                                  Robert B. Thompson
                                  Peter D. Bundy
                                  COMPENSATION COMMITTEE

ITEM 2:  OTHER MATTERS

   Except for the matter referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or persons acting under the Proxy.

                      INDEPENDENT PUBLIC ACCOUNTANTS

   The Company's independent public accountants for the fiscal year ended September 30, 1996 were Cacciamatta Accountancy Corporation, Independent Public Accountants. A representative of that firm is expected to be present at the meeting and will be available to make a statement or respond to appropriate questions.

                                ANNUAL REPORT

   The annual report to shareholders covering the Company's fiscal year ended September 30, 1996 is being mailed to shareholders with this Proxy Statement. The Company's annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended September 30, 1996, including the financial statements and schedules thereto, which the Company has filed with the Securities and Exchange Commission will be made available to beneficial owners of the Company's securities upon request. The annual report does not form any part of the material for the solicitation of the Proxy.

                            SHAREHOLDER PROPOSALS

   All shareholder proposals that are intended to be presented at the 1997 Annual Meeting of shareholders and to be included in the proxy materials for that meeting must be received by the Company's Secretary not later than February 6, 1998.


                      REQUEST TO RETURN PROXIES PROMPTLY

   A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

                              By Order of the Board of Directors,


                              /s/ Mercy Gingrich

                                  Mercy Gingrich,
                                  Secretary


Fullerton, California
June 9, 1997

           RADIANT TECHNOLOGY CORPORATION PROXY - 1996 ANNUAL MEETING

  Solicited on behalf of the Board of Directors for the Annual Meeting
                                July 23, 1997


The undersigned, a shareholder of Radiant Technology Corporation, a California corporation, appoints Mercy Gingrich and Karen Nicolai Winnett or either of them, his, her or its true and lawful agents and proxies, each with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Radiant Technology Corporation to be held at its corporate office, 1335 South Acacia Avenue, Fullerton, California 92831, on Thursday, July 23, 1997, at 1:00 p.m., and any adjournment thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated June 9, 1997 receipt of which is acknowledged by the undersigned:

   ITEM 1:   ELECTION OF DIRECTORS.

   ______  FOR all nominees          ______  WITHHOLD AUTHORITY
   (Except as listed below.)        (As to all nominees.)

   Nominees: Lawrence R. McNamee, Carson T. Richert, Joseph S. Romance, Peter D. Bundy and Robert B. Thompson.

   Instruction: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.

   _____________________________________________

   ITEM 2: OTHER MATTERS. The Board of Directors at present knows of no other matters to be brought before the Annual Meeting.

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the Board of Directors and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.


                     DATED:____________________________, 1997


                     ____________________________________________
                     Signature of Shareholder


                     ____________________________________________
                     Signature of Shareholder

             PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY
   Trustees, Guardians, Personal and other Representatives, please indicate full titles.


    IMPORTANT:  PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD
            PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

RTE   radiant technology corporation



                                    1996

                               ANNUAL REPORT

                              TO SHAREHOLDERS


                      An OTC Publicly Traded Company

PREFACE
-------

   Fiscal year 1996 was a significant year for the Company. Few companies emerge from bankruptcy in a position of strength as has Radiant Technology Corporation. The backlog has increased along with most other assets while the Company achieved a significant reduction in debt. The Company is moving in early fiscal 1997 to newer facilities in order to enhance future production and customer service requirements. The Company is positioning itself for continued growth over the next several years.

SALES
-----

   During the fiscal years ended September 30, 1996, 1995, and 1994, the Company's revenues were derived from sales of the following products:

                                  1996             1995              1994
                                  ----             ----              ----
                              $         %       $         %       $        %
                           --------------------------------------------------
Conveyorized Infrared
 Ovens and Furnaces        3,574,400   86    3,382,400   84    1,579,200   71
Field Service & Parts        598,200   14      640,800   16      640,100   29
Total                      4,172,600  100    4,023,200  100    2,219,300  100






   CONVEYORIZED INFRARED OVENS AND FURNACES. The Company manufacturers precision temperature controlled conveyorized infrared ovens and furnaces for sale primarily to manufacturers of electronic components and assemblies.
Furnaces may operate up to 1000?C.

   The nature and high intensity of the infrared heat produced in these furnaces permit a high rate of heat absorption by the electronic parts processed through them, making them more adaptable to the exacting tolerances and high-speed heating requirements of certain industrial users.
Since these ovens and furnaces can be brought up to operating temperatures in a shorter time span, operating at a faster conveyor belt speed, require less floor space and use less electric energy, operating costs are significantly lower than conventional ovens and furnaces.

   The Company's infrared ovens and furnaces have a variety of industrial uses, including drying and curing coating on precision electronic circuitry and control components, soldering surface mounted device assemblies, drying and firing thick film on hybrid micro circuits and solar cells, semiconductors, large area flat panel displays, and multi-chip modules.

   During fiscal 1996, one customer, Dow Chemical, contributed a total of 19% to the Company's net sales. No other customer was the source of more than 10% of the Company's net sales. There has been no consistent repeatability of the same major customer from year to year.

   Sales of ovens and furnaces are made throughout the world direct to customers and through a network of sales representatives and are shipped directly from the Fullerton, California plant.

   PRINCIPAL MARKETS. In fiscal year 1996 the principal markets for the Company's products were the NAFTA Countries, the Pacific Rim and Europe. The
Company's products are also sold in India, and the Middle East area.

   EXPORT SALES. During the 1996 fiscal year, export sales accounted for approximately $1,065,600 or 26% of net sales, compared to $1,572,700 or 39% in fiscal 1995 and $979,400 or 44% in fiscal 1994.


                                     -1-


MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED SECURITY HOLDER MATTER
-------------------------------------------------------------------------

   The Company's common stock is quoted by the National Quotation Bureau, Inc. ("NQBI") on the "Pink Sheets". The table below sets forth the representative high and low bid prices for the common stock during each calendar period indicated. The Quotations represent interdealer prices without adjustments for retail mark-ups, mark-downs or commissions and consequently do not necessarily reflect actual transactions.

Stock Price
-----------



                        HIGH               LOW
                        ----------------------
     1996

     1st Quarter......   *                  *
     2nd Quarter......   *                  *
     3rd Quarter......   .625               .188
     4th Quarter......  1.50                .313


     1995
     1st Quarter......  $.02               $.015
     2nd Quarter......   .02                .015
     3rd Quarter......   .15                .015
     4th Quarter......   .02                .015


     * No trading in this quarter due to trading suspension relative to the reverse stock split processing as outlined in the reorganization plan.


   Holders of shares of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors of the Company out of funds legally available therefore and, upon the liquidation, dissolution or winding up of the Company are entitled to share ratably in all net assets available for distribution to such share holders. The Company has never paid any dividends. The Company had an agreement not to declare any dividends without the consent of the Bank under a prior loan arrangement. Although no such agreement continues to exist, it is anticipated that all earnings, if any, will be retained for development of working capital to grow the business of the Company and there is no present intention to declare dividends in the foreseeable future.

   SHAREHOLDERS OF RECORD: As of September 30, 1996, the number of recorded holders of the Company's Common Stock was 419.



HISTORY AND PROFITS
-------------------

   Radiant Technology Corporation was incorporated in the State of California in 1972.

   Fiscal Year 1995 was profitable with Sales of approximately $4,023,000.
The Company reported extraordinary income of $632,849 in the form of debt forgiveness and net income of $548,018. Fiscal Year 1996 continued to be profitable with Sales of approximately $4,172,600. As in Fiscal Year 1995, the Company reported additional extraordinary income of $223,691 related to debt forgiveness and net income of $445,481. The emergence from bankruptcy during February 1996 strengthened the Balance Sheet as a result of both converting insider financing of $350,000 in Notes Payable to Equity and the settlement with the balance of creditors in accordance with the Plan for Reorganization. The Company elected to utilize a "Fresh Start" approach allowable when emerging from bankruptcy.

   Adoption of "Fresh Start Reporting" resulted in the following:

1.   Fixed Assets increased by $177,000 and Patents by $50,000.

2. Capital stock was reduced by $2,257,000. The accumulated deficit of $2,484,000 was eliminated.


                                     -2-


The following table summarizes certain selected financial data of the Company :


Operating Data
--------------
(in thousands)
                                    Year Ended September 30
                                 ---------------------------------
                           1996       1995       1994       1993       1992
                           ----       ----       ----       ----       ----

Net Sales                $4,173     $4,023     $2,219     $3,916     $3,938
Income (loss) from
 Continuing Operations      222        (85)      (656)       101       (928)
Total Assets              2,524      1,775      1,413      2,041      2,199
Long-term debt                0          0          0          0          0



Per Share Information
Income(loss) from
 Continuing Operations      .18       (.44)     (3.47)       .53      (4.87)
Cash Dividends                0          0          0          0          0





                                     -3-


        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Stockholders
Radiant Technology Corporation


We have audited the accompanying balance sheets of Radiant Technology
Corporation as of September 30, 1996 and 1995 and the related statements of operations, stockholders' deficit and cash flows for each of the years in the three year period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Radiant Technology
Corporation as of September 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.



                  /s/ CACCIAMATTA ACCOUNTANCY CORPORATION

                  CACCIAMATTA ACCOUNTANCY CORPORATION




Irvine, California
December 3, 1996



                                     -4-



                       RADIANT TECHNOLOGY CORPORATION
                               Balance Sheets


                                                  September 30,
                                           --------------------------

                                               1996           1995
                                           --------------------------
             ASSETS
Current assets:

  Cash and cash equivalents                $   610,128    $   379,936
  Accounts receivable                          759,123        576,284
  Inventories                                  640,846        582,097
  Other                                          5,900         14,468
                                           ------------   ------------
     Total current assets                    2,015,997      1,552,785

Property and equipment                         444,445        204,001

Other                                           63,930         18,288
                                           ------------   ------------
                                           $ 2,524,372    $ 1,775,074
                                           ============   ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                         $   174,760    $   46,634
  Accrued liabilities                          314,638       397,084
  Customer deposits                            446,485       211,085
  Post-petition notes payable                     -          350,000
  Subject to compromise                           -          273,400
                                           ------------   -----------
     Total current liabilities                 935,883     1,278,203
                                           ------------   -----------

Commitments and contingencies                     -             -

Stockholders' equity:
  Preferred stock                                 -             -
  Capital stock                              1,143,008     2,981,195
  Retained earnings (deficit)                  445,481   ( 2,484,324)
                                           ------------   -----------

     Total stockholders' equity              1,588,489       496,871
                                           ------------   -----------

                                           $ 2,524,372   $ 1,775,074
                                           ============   ===========


The accompanying notes are an integral part of these financial statements.




                                     -5-







                       RADIANT TECHNOLOGY CORPORATION
                           Statements of Operations


                                                      Year Ended September 30,
                                            ------------------------------------------
                                                1996           1995          1994
                                            ------------------------------------------
Net sales                                   $ 4,172,575    $ 4,023,203    $ 2,219,260

Cost of sales                                 2,545,246      2,548,852      1,832,210
                                            ------------   ------------   ------------

   Gross profit                               1,627,329      1,474,351        387,050
                                            ------------   ------------   ------------
Operating expenses:
   Selling, general and administrative        1,089,438        885,257        524,218
   Research and development                     264,954        239,569           -
                                            ------------   ------------   ------------

   Total operating expenses                   1,354,392      1,124,826        524,218
                                            ------------   ------------   ------------

   Operating income (loss)                      272,937        349,525    (   137,168)
                                            ------------   ------------   ------------

Other expense:
   Interest                                      10,020         37,231         44,355
   Write down of inventory                          -             -           232,000
                                            ------------   ------------   ------------

   Total other expense                           10,020         37,231        276,355
                                            ------------   ------------   ------------

   Income (loss) before reorganization
     expenses, provision for income taxes
     and extraordinary item                     262,917        312,294    (   413,523)
                                            ------------   ------------   ------------

Reorganization expenses:
   Provision for bankruptcy claims                 -           373,130        130,827
   Professional fees                             40,327         87,395        111,250
                                            ------------   ------------   ------------

                                                 40,327        460,525        242,077
                                            ------------   ------------   ------------

   Income (loss) before provision for
     income taxes and extraordinary item        222,590    (   148,231)   (   655,600)

Provision (benefit) for income taxes                800    (    63,400)           800
                                            ------------   ------------   ------------

Income (loss) before extraordinary item         221,790    (    84,831)   (   656,400)

Extraordinary item:
   Gain on extinguishment of debt, net
     of taxes of $64,200 in 1995                223,691        632,849           -
                                            ------------   ------------   ------------

Net income (loss)                           $   445,481    $   548,018    ($  656,400)
                                            ============   ============   ============

Income (loss) per share:
   Before extraordinary item                $       .18    ($      .44)   ($     3.45)
   Extraordinary item                               .19           3.32           -
                                            ------------   ------------   ------------
   Net income (loss)                        $       .37    $      2.88    ($     3.45)
                                            ============   ============   ============


Shares used in computing net income
   (loss) per share                           1,209,405        190,409        190,409
                                            ============   ============   =============

The accompanying notes are an integral part of these financialstatements.


                                                  -6-


                      RADIANT TECHNOLOGY CORPORATION
               Statements of Stockholders' Equity (Deficit)
              Years Ended September 30, 1996, 1995 and 1994

                                                                 (Accumulated
                                                                    Deficit)      Stockholders'
                                            Capital Stock  	         Retained         Equity
                                          Shares    Amount          Earnings        (Deficit)
                                         --------  ----------     -------------  ----------------

Balance, September 30, 1993               190,409   $2,981,195    ($2,375,942)    $  605,253

  Net loss                                   -            -       (   656,400)   (   656,400)
                                       -----------  -----------   ------------    -----------

Balance, September 30, 1994               190,409    2,981,195    ( 3,032,342)   (    51,147)

  Net income                                 -           -            548,018        548,018
                                       -----------  -----------   ------------    -----------

Balance, September 30, 1995               190,409    2,981,195    ( 2,484,324)       496,871

  Issuance of shares -
    Bankruptcy reorganization
    McNamee loan                          380,818      175,051           -           175,051
    Operation Phoenix loan                571,227      229,172           -           229,172
    Creditors and original shareholders   380,818        3,900           -             3,900
    Employees                             380,818       13,709           -            13,709
  Other                                    90,750       36,300           -            36,300

  Repurchase of shares                (   127,202)  (   38,989)          -        (   38,989)

  Application of fresh start accounting      -      (2,257,330)     2,484,324        226,994

  Net Income                                 -            -           445,481        445,481
                                       -----------  -----------   ------------    -----------

Balance, September 30, 1996             1,867,638   $1,143,008    $   445,481     $1,588,489
                                       ===========  ===========   ============    ===========



The accompanying notes are an integral part of these financial statements.



                      RADIANT TECHNOLOGY CORPORATION
                         Statements of Cash Flows

                                               Year Ended September 30,
                                        ------------------------------------
                                          1996          1995         1994
                                        ------------------------------------
Cash flows from operating activities

  Net income (loss)                      $ 445,481   $ 548,018   ($ 656,400)
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Gain on forgiveness of debt          ( 223,691)  ( 632,849)        -
    Issuance of stock as compensation       13,709        -            -
    Bad debt expense                        55,000      23,500        7,500
    Depreciation and amortization          100,236     131,422      151,094
    Inventory obsolescence                  53,000        -         232,000
  Changes in assets and liabilities:
    (Increase) decrease in:
      Accounts receivable                ( 201,539)  (  296,271)  ( 105,840)
      Inventories                        ( 111,749)  (   84,897)    158,191
      Other assets                           9,398       22,825   (  21,218)
    Increase (decrease) in:
      Accounts payable                     128,126         -      ( 216,069)

      Accrued expenses                   (  28,223)        -      ( 401,650)
      Customer deposits                    235,400         -           -
                                         ----------   ----------  ----------
  Net cash provided (used) by
    operating activities before
    reorganization items                   475,148    ( 288,252)  ( 852,392)
                                         ----------   ----------  ----------

  Changes in reorganization items:
    Increase (decrease) in liabilities:
      Not subject to compromise               -         446,985     376,042
      Subject to compromise              (  45,809)        -        342,026
                                         ----------   ----------  ----------

  Net change in reorganization items     (  45,809)     446,985     718,068
                                         ----------   ----------  ----------

  Net cash provided (used) by
  operating activities                     429,339      158,733   ( 134,324)
                                         ----------   ----------  ----------

Cash flows from investing activities
  Capital expenditures                  (  160,158)   (  48,183)  (   1,033)
                                         ----------   ----------  ----------


                                                                 (continued)



The accompanying notes are an integral part of these financial statements.

                      RADIANT TECHNOLOGY CORPORATION
                   Statements of Cash Flows (Continued)

                                               Year Ended September 30,
                                        ------------------------------------
                                          1996          1995         1994
                                        ------------------------------------
Cash flows from financing activities

  Repurchase of common stock            ($  38,989)   $    -      	$    -
  Net borrowings from related
    parties (post petition)                   -            -        350,000
  Principal reductions on short-term debt     -            -      ( 187,926)
                                         ----------   ----------  ----------

  Net cash provided (used) by
    financing activities                (   38,989)        -        162,074
                                         ----------   ----------  ----------

  Net increase in cash                     230,192      110,550      26,717

Cash and cash equivalents,
    beginning of year                      379,936      269,386     242,669
                                         ----------   ----------  ----------

Cash and cash equivalents, end of year   $ 610,128    $ 379,936   $ 269,386
                                         ==========   ==========  ==========


Supplemental disclosures of cash flow information and non-cash investing and financing activities:


                                               1996     1995     1994
                                           -----------------------------

Cash paid during the year for:
  Interest                                  $   -      $   -     $ 14,501
  Income taxes                              $   800    $ 13,369  $   -

In 1994, short term debt was reduced by $233,800 when Bank of America seized the accounts receivable collateralizing the line of credit.

In 1996, as a part of the bankruptcy plan, debt and accrued interest of $404,223 and payables of $3,900 were retired through the issuance of common stock.

In 1996 the Company issued common shares with a value of $36,300 to purchase accounts receivable originally seized by Bank of America during the bankruptcy proceedings.

Upon emergence from bankruptcy the Company applied fresh-start accounting, resulting in an increase in fixed assets and patents, the elimination of accumulated deficit and a reduction in the capital stock, as follows:

     Fixed assets          $    176,994
     Patents                     50,000
     Capital stock            2,257,330
     Retained Earnings     (  2,484,324)
                           -------------
                           $       -
                           =============


The accompanying notes are an integral part of these financial statements

                        RADIANT TECHNOLOGY CORPORATION
                         Notes to Financial Statements
                              September 30, 1996

1.  Summary of significant accounting policies
----------------------------------------------

Nature of Operations
--------------------

Radiant Technology Corporation (the Company) is engaged in the manufacturing and marketing of infrared conveyorized ovens and furnaces used by the microcircuit manufacturing industry.

All the Company's operations are located in California. Sales to entities located outside the United States totaled $1,065,600, $1,572,700 and $979,400 in 1996, 1995 and 1994, respectively. Of these amounts, sales to Pacific Rim countries were $538,100, $1,037,400 and $243,300 and sales to European countries were $311,600, $207,100 and $258,100 in 1996, 1995 and
1994, respectively. Sales to NAFTA countries were $215,900, $328,200 and $477,600 in 1996, 1995 and 1994, respectively.

During 1996, as percentages of net sales, the Company's largest customer provided 19 percent, while in 1995 the Company's largest customer provided 14 percent. In 1994 no customer provided more than 10 percent of net sales.


Concentrations of Credit Risk
-----------------------------

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. The Company's cash is in high credit quality banks, which limits the Company's exposure to loss from concentration.

The Company's trade receivables are concentrated within three industries. To minimize the risk of loss, the Company routinely assesses the financial strength of its customers, and may require a substantial downpayment prior to commencing machine production.

Fair Value of Financial Instruments
-----------------------------------

The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. None of the financial instruments are held for trading purposes.

Cash and Equivalents
--------------------

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Inventories
-----------

Inventories include material, direct labor and manufacturing overhead and are priced at the lower of cost (first-in, first-out) or market.

                         RADIANT TECHNOLOGY CORPORATION
                          Notes to Financial Statements

1.  Summary of significant accounting policies (continued)
----------------------------------------------------------

Property and Equipment
----------------------

Property and equipment are recorded at cost. The cost and related accumulated depreciation and amortization of property and equipment retired or sold are removed from the accounts, and any gains or losses are included in income. The Company follows the policy of capitalizing expenditures that significantly increase the life of the asset and charging ordinary maintenance and repairs to operations as incurred.

Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method as follows:

     Description                           Life
     -----------                           ----

     Machinery and equipment               10 years
     Vehicles                              10 years
     Leasehold improvements                 5 years
     Office furniture & fixtures            5 years
     Product development software           3 years

Customer Deposits
-----------------

The Company often requires a deposit from customers before beginning work on a furnace. It is the Company's policy to record the deposit as a receivable with a corresponding deferred liability at the time a sale order is written. When the deposit is received, the receivable is relieved.

Earnings Per Share
------------------

The computation of earnings per common share in each year is based on the weighted average number of common shares outstanding. When dilutive, stock options and warrants are included as share equivalents using the treasury stock method. As part of the bankruptcy reorganization plan, all current shares were converted to new shares. See Note 2.

Income Taxes
------------

Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109).
Under the provisions of FAS 109, an entity recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of its assets and liabilities. Deferred tax assets are reduced by a valuation allowance when deemed appropriate. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. Under FAS 109, measurement is computed using applicable current tax rates (34% for 1995 and 1994). Prior year taxes have been computed using APB 11, Accounting for Income Taxes. The change in accounting principle had no material effect on the 1994 financial statements.

                         RADIANT TECHNOLOGY CORPORATION
                          Notes to Financial Statements

1.  Summary of significant accounting policies (continued)
----------------------------------------------------------

New accounting pronouncement
----------------------------

The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standard No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which requires the determination and disclosure of compensation costs implicit in stock option grants or other stock rights. Under the employee transaction provisions, companies are encouraged, but not required, to adopt the fair value of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such transactions under Accounting Principles Board Opinion No. 25 (APB 25), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, but would be required to disclose, in a note to the financial statements, pro forma net earnings and, if presented, earnings per share as if the Company had adopted SFAS No. 123. The Company will continue to account for employee stock-based compensation under APB No. 25. The additional disclosures will be presented in fiscal 1997.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.
Accordingly, actual results could differ from those estimates.

Reclassification of Prior Year Amounts
--------------------------------------

Certain items in the 1994 and 1995 financial statements have been reclassified to conform with the 1996 presentation.


2.  Bankruptcy proceedings
--------------------------

On November 12, 1993 the Company filed petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Central District of California. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as Debtor-in-possession. Additional claims may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Debtor's assets ("secured claims") also are stayed, although the holders of such claims are secured primarily by liens on the Debtor's property, plant, and equipment. All claims are reflected in the September 30, 1995 balance sheet as "subject to compromise".

page>

                         RADIANT TECHNOLOGY CORPORATION
                          Notes to Financial Statements

2.  Bankruptcy proceedings (continued)
--------------------------------------

The Bankruptcy Court confirmed the plan of Reorganization on August 3, 1995 and the bankruptcy was dismissed on February 20, 1996. The plan called for the following:

- Existing outstanding common shares at the time of bankruptcy were diluted 30:1. Upon this reverse stock split, the shareholders in this class were given the option to redeem all their new shares for $.20 per share. Shareholders left with 5 or fewer shares after the reverse split were subject to automatic repurchase.

- Unsecured general creditors with claims in excess of $300 were given the option to either a) convert to equity by accepting a pro-rata portion of 380,818 shares of common stock or b) accept cash equivalent to 15 percent of their allowed claims. If option a) was selected, the pro-rata share was determined by claims allowed, not by the number of creditors electing this option. Any of the 380,818 shares not distributed because the creditors elected option b) were distributed to existing shareholders who did not elect to receive cash for their shares. As a result 370,647 shares were distributed to existing shareholders.

- Unsecured general creditors with claims of $300 or less were paid in full.

- Lawrence McNamee received 380,818 shares of common stock as payment for his post-petition loan and related accrued interest totaling $177,051.

- Operation Phoenix, a general partnership consisting of Company employees, received 571,227 shares of common stock as payment for a post-petition loan and related accrued interest totaling $229,172.

- Employees who agreed to take no wages during the shutdown period and agreed to reduced wages for a period of two years were awarded 380,818 shares of common stock.

Total debt forgiven was $920,740. The Company accounted for the reorganization using fresh-start reporting. Accordingly all assets and liabilities were restated at the date of dismissal to reflect their reorganization value, which approximates fair value at the date of reorganization. Independent appraisals were used to determine the fair value of assets. The book value of fixed assets were increased by $176,000 and patents by $50,000. Accumulated deficit of $2,484,324 was eliminated with a corresponding net reduction in capital stock.

While prior year financial statement information is presented to satisfy regulatory requirements, this presentation should not be viewed as a continuum because the 1996 financial statements are those of a different reporting entity prepared using a different basis of accounting, and therefore, are not comparable to those of prior periods.

3.  Accounts receivable
------------------------

                                                    1996       1995
                                                 ----------  ----------
     Trade receivables                           $ 845,123   $ 607,284
     Less: allowance for doubtful accounts       (  86,000)  (  31,000)
                                                 ----------  ----------

                                                  $ 759,123   $ 576,284
                                                 ==========  ==========

                         RADIANT TECHNOLOGY CORPORATION
                          Notes to Financial Statements

4.  Inventories
---------------
                                                    1996        1995
                                                 ----------  ----------

     Raw materials                               $ 394,176   $ 407,149
    Work in process                               425,670     300,948
                                                 ----------  ----------

                                                   819,846     708,097
     Less: allowance for obsolescence            ( 179,000)  ( 126,000)
                                                 ----------  ----------

                                                 $ 640,846   $ 582,097
                                                 ==========  ==========


5.  Property and equipment
--------------------------
                                                    1996        1995
                                                 ----------  ----------
     Machinery and equipment                     $ 288,935   $1,001,234
     Leasehold improvements                        125,408      125,408
     Office furniture and equipment                 31,873      291,969
     Vehicles                                       15,050       37,761
     Computer software                             136,090      537,750
                                                 ----------  -----------
                                                   597,356    1,994,122
      Accumulated depreciation and amortization  ( 152,911)  (1,790,121)
                                                 ----------  -----------
                                                 $ 444,445   $  204,001
                                                 ==========  ===========

6.  Accrued liabilities
-----------------------
                                                    1996        1995
                                                 ----------  -----------
     Payroll and related items                   $  77,364   $   71,207
     Commissions                                    64,973       88,261
     Warranties                                     40,000       40,000
     Professional fees                              24,500      128,686
     Moving expenses                                90,000         -
     Other                                          17,801       68,930
                                                 ----------  -----------
                                                 $ 314,638   $  397,084
                                                 ==========  ===========

7.  Postpetition notes payable
------------------------------
                                                    1996        1995
                                                 ----------  -----------
     Loan  payable-officer, 10%, secured by
      contract rights, inventory and equipment.  $   -       $  150,000

     Loan payable-officers and employees, 10%,
      secured by accounts receivable, all
      patents and a second position to
      equipment on the officer loan above.           -          200,000
                                                 ----------  -----------
                                                 $   -       $  350,000
                                                 ==========  ===========

                         RADIANT TECHNOLOGY CORPORATION
                          Notes to Financial Statements

8.  Income taxes
----------------
                                         1996        1995        1994
                                      ----------  ----------  ----------
     Currently payable:
      Continuing operations
       Federal                        $  68,600  ($  50,400)   $    -
       State                             20,700  (   13,000)        800
       Benefit of NOL carryforward	   (  88,500)       -            -
                                      ----------  ----------  ----------
                                            800  (   63,400)        800
                                      ----------  ----------  ----------
     Extraordinary item:
      Federal                            69,000     215,200        -
      State                              20,800      58,900        -
      Benefit of NOL carryforward    (   89,800) (  274,100)       -
                                      ----------  ----------  -----------
                                           -           -            -
                                      ----------  ----------  -----------
                                      $     800   ($ 63,400)  $     800
                                      ==========  ==========  ===========

The Company's deferred tax assets, which have been offset entirely by valuation allowances, comprise the following at September 30, 1996 and 1995:

                                              Federal     California
                                            ----------   ------------
1996
----
Loss carryforwards                          $1,930,200    $ 341,100
Temporary differences                             -            -
                                            ----------   -----------

                                             1,930,200      341,100
Applicable tax rate                             X  34%      X  9.3%
                                            ----------   -----------
                                              656,268        31,722
Valuation allowance                         ( 656,268)   (   31,722)
                                            ----------   -----------
Deferred tax assets                         $    -       $     -
                                            ==========   ===========


                                              Federal     California
                                            ----------   ------------
1995
----
Loss carryforwards                          $2,375,700   $  786,600
Temporary differences                             -            -
                                            ----------   -----------
                                             2,375,700      786,600
Applicable tax rate                            X   34%      X  9.3%
                                            ----------   -----------
                                              807,738        73,154
Valuation allowance                         ( 807,738)   (   73,154)
                                            ----------   -----------
Deferred tax assets                         $    -       $     -
                                            ==========   ===========

Federal investment credit and other general business credit carryforwards total $35,600 and $105,500, respectively, and expire at various dates through 2003. Net operating loss carryforwards expire at various dates through 2009.

The valuation account has been reduced by approximately $192,900 in 1996 to account for the use of loss carryforwards to offset current taxes.

                         RADIANT TECHNOLOGY CORPORATION
                         Notes to Financial Statements

9.  Commitments and contingencies
---------------------------------

Lease
-----

The Company subleases a building under a month-to-month agreement which requires payments of $11,000 per month, including property taxes and fire insurance.

In November 1996 the Company signed a five year lease on a building in Fullerton California. Base monthly rent will be $10,600 commencing March 1997. Minimum future lease payments under non-cancelable operating leases for each of the next five years and in the aggregate are:

     Year ending September 30,
        1997                   $   74,200
        1998                      127,200
        1999                      127,995
        2000                      136,740
        2001                      136,740
        Subsequent to 2001         56,975
                               -----------
        Total                  $  659,850
                               ===========

Rental expense for 1996, 1995 and 1994 was $121,000, $96,942 and $95,733,
respectively.

Environmental matters
---------------------

The Company, like others in similar businesses, is subject to extensive Federal, state and local environmental laws and regulations. Although company environmental policies and practices are designed to ensure compliance with these laws and regulations, future developments and increasingly stringent regulation could require the company to make unforeseen environmental expenditures.


10.  Stockholders' equity
-------------------------

Preferred stock
---------------

At September 30, 1996 and 1995 there were 5,000,000 authorized shares of preferred stock, of which no shares were issued and outstanding.

Common stock
------------

The Company has authorized 24,000,000 shares of no par value common stock. At September 30, 1996 and 1995 1,867,638, and 190,409, shares, respectively, were issued and outstanding.

Stock split
-----------

As a part of the plan of reorganization, the Board of Directors authorized a 1 for 30 reverse stock split, effective October 1, 1995. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1995 and 1994 have been restated to reflect the reverse stock split.

page>

                         RADIANT TECHNOLOGY CORPORATION
                          Notes to Financial Statements

10.  Stockholders' equity (continued)
-------------------------------------

Warrants
--------

As a result of a successful private placement, an investment banking firm was issued stock warrants to purchase up to 8,000 shares of the company's capital stock at $12.00 per share. None of the warrants, which became exercisable at June 30, 1992, have been exercised. The warrants expire in August 1997.

Employee Stock Option Plans
---------------------------

Incentive and non-statutory
---------------------------

The Company adopted an incentive and non-statutory stock option plan which provides for granting options to key employees and officers. Under the plan, options up to 1,000,000 shares may be granted at a price not less than the fair market value of such shares on the date of grant, and the maximum term of each option may not exceed ten years. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any stock option must be not less than 110% of the fair market value on the date of grant and the maximum term may not exceed five years.

Non-statutory director options
------------------------------
On September 30, 1996, the Company granted 20,000 non-statutory options to each of the five board members. The options vest fifty percent at the end of one year with the balance vesting at the end of year two, and the options expire three years after vesting. The option price was $0.48 per share which was equal to fair market value at the date of grant.

Lawrence McNamee
----------------

On January 1, 1991, the Company and its chairman, Lawrence McNamee, executed a one year employment agreement wherein Mr. McNamee was granted six blocks of options totaling 276,360 options and amounting to 10% of the outstanding shares. The option price varied according to the date of grant. The employment agreement provided that in the event that the Company issued any additional (or repurchased existing) shares of common stock (excluding shares issued or issuable pursuant to Mr. McNamee's employment agreement), the number of options issued to Mr. McNamee should be automatically and proportionately adjusted so as to preserve the ratio of ten percent of the outstanding common stock. On September 10, 1992, Mr. McNamee was granted additional options totalling 346,680 to preserve his 10 percent ratio.
Under certain conditions, Mr. McNamee may be issued additional options in an amount equal to five percent of the outstanding options and warrants excluding those belonging to Mr. McNamee. The exercise price of any dditional options issued would be the fair market value of the stock on the date of grant. This adjustment provision of Mr. McNamee's employment agreement is referred to as the "Adjustment" clause. All 623,040 of Mr. McNamee's options were outstanding at September 30, 1996, 1995 and 1994, at option prices ranging from $.075 to $0.375. Subsequent to September 30, 1996, 276,360 of these options expired.

Mr. McNamee also holds option to acquire 326,666 shares at $0.075 per share which were issued to Mr. McNamee in lieu of salary owed to him in 1992.

                         RADIANT TECHNOLOGY CORPORATION
                          Notes to Financial Statements

10.  Stockholder's equity (continued)
-------------------------------------

Option activity
---------------

A summary of stock option activity follows:

                                           Number of     Option Price
                                             Shares        Per Share
                                           ---------     ---------------
Outstanding at September 30, 1994           765,006      $0.0625 - $0.50
  Granted                                      -
  Canceled/terminated                          -
Outstanding at September 30, 1995           765,006      $0.0625 - $0.50
  Granted                                   267,723      $0.036  - $0.48
  Canceled/terminated                     ( 308,715)     $0.075  - $0.50
                                           ---------     ---------------
  Outstanding at September 30, 1996         724,014      $0.036  - $0.50
                                           =========
Exercisable at September 30, 1996           724,014      $0.036  - $0.50
                                           =========

11.  Employee benefit plan
--------------------------

The Company's 401(K) Plan was re-activated during fiscal year 1996. All employees are eligible as long as they are 21 years of age and have completed one year of employment. The plan provides for Contributions by the Company in such amounts as management may determine. No expense was charged to operations for the year ended September 30, 1996.

BOARD OF DIRECTORS                       COUNSEL
-----------------                       -------

Lawrence R. McNamee                      Bruck & Perry
Chairman of the Board and                500 Newport Center Drive
Chief Executive Officer                  Suite 700
                                         Newport Beach,  CA  92660
Carson T. Richert
President                                REGISTRAR AND TRANSFER AGENT
                                         ----------------------------
Peter D. Bundy
Investor-Consultant                      U.S. Stock Transfer Corporation
                                         1745 Gardena Avenue
Joseph S. Romance                        Second Floor
Consultant                               Glendale, CA  91204

Mr. Robert B. Thompson
Investor-Consultant

OFFICERS

Lawrence R. McNamee,
Chairman of the Board and
Chief Executive Officer

Carson T. Richert
President

Raymond G. Kruzek, PhD
Vice President

Roger T. Horsburgh, CPA
Corporate Controller

Mercy Gingrich
Corporate Secretary

AUDITORS

Cacciamatta Accountancy Corporation
19100 Von Karman Avenue
Third Floor
Irvine,   CA   92612


The financial statements and related notes which appear herein have been reported to the Securities and Exchange Commission.

A copy of Form 10-K will be made available without charge to beneficial owners of stock upon your written request to the company at the following address:

   Radiant Technology Corporation
   Shareholder Relations
   1335 South Acacia Avenue
   Fullerton,   CA   92831